DOCIDPHL_A #1605194 v1PHL_A #1605194 v1
PHL_A #1605194 v1
                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

                  This agreement dated as of April 8, 2002 shall serve to amend the SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of January 24, 2002, by and among Insynq, Inc., a Delaware corporation with its headquarters located at 1127 Broadway Plaza, Suite 10, Tacoma, Washington 98402, and each of the purchasers set forth in the Agreement.

                  1. The undersigned parties hereby agree to remove the following sentence from Section 4(e) of the Agreement entitled "Future Offerings":

"In the event that the Company completes a Future Offering on terms more favorable than the transaction contemplated hereby, the terms of the Debentures, the Additional Debentures, the Warrants and the Additional Warrants will be amended to reflect such more favorable terms."

                  2. All other provisions of the Agreement shall remain in full force and effect.

ACCEPTED AND AGREED:

INSYNQ, INC.


By:/s/ John P. Gorst
------------------------------------------------
       John Gorst
       Chief Executive Officer

AJW PARTNERS, LLC
By: SMS Group, LLC


By:/s/ Corey S. Ribotsky
------------------------------------------------
       Corey S. Ribotsky
       Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: First Street Manager II, LLC


By:/s/ Corey S. Ribotsky
------------------------------------------------
       Corey S. Ribotsky
       Manager

AJW/NEW MILLENNIUM
OFFSHORE, LTD.
By:  First Street Manager II, LLC


By:/s/ Corey s. Ribotsky
------------------------------------------------
      Corey S. Ribotsky
      Manager

PEGASUS CAPITAL PARTNERS, LLC
By:  Pegasus Manager, LLC


By:/s/ Corey S. Ribotsky
------------------------------------------------
       Corey S. Ribotsky
       Manager